Exhibit 99.4

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE

Contact: Mike Stornant (616) 866-5728

WOLVERINE WORLDWIDE ANNOUNCES AUTHORIZATION OF $300 MILLION SHARE REPURCHASE PROGRAM

Rockford, Michigan, August 16, 2016 — Wolverine Worldwide (NYSE: WWW) today announced that the Company’s Board of Directors approved a new, four-year share repurchase program, authorizing up to $300 million in share repurchases and replacing the remaining balance of the Company’s 2014 Share Repurchase Program.

“Wolverine Worldwide has a long history of returning value to shareholders through share repurchases and consistent dividend payments.   Today, the strategic priorities for the Company remain unchanged, and our business model continues to work and generate significant cash,” said Blake W. Krueger, Wolverine’s Chairman, Chief Executive Officer and President.  “The Wolverine team is steadfastly focused on driving the global growth of our brands and improving bottom-line performance.  Today’s announcement is further evidence of our confidence in the business, our key initiatives and our ability to achieve maximum flexibility with regard to capital allocation.”

The Company will repurchase shares as deemed appropriate, based on factors including price, market conditions, and any restrictions contained within the Company’s credit agreements.

ABOUT WOLVERINE WORLDWIDE

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the  world’s  leading  marketers  of  branded  casual,  active  lifestyle,  work,  outdoor  sport, athletic, children’s and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®.  The Company’s  products  are  carried  by  leading  retailers  in  the  U.S.  and  globally  in approximately 200 countries and territories.  For additional information, please visit our website,  www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding: future investments in the global growth of the Company’s brands; returning cash to shareholders; reducing debt; the ability of the Company’s business model to work and generate significant cash; growth; improved bottom-line performance; and the success of the Company’s business and strategic initiatives.  In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; currency fluctuations;  currency  restrictions;  capacity  constraints,  production  disruptions,  quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for owned and contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to the expanding into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and customers; increase in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses,  and  implementing  new  initiatives  and  ventures;  the  risk  of  impairment  to goodwill and other acquired intangibles; the success of the Company’s consumer-direct realignment initiatives; changes in future pension funding requirements and pension expenses;  and  additional  factors  discussed  in  the  Company’s  reports  filed  with  the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.